Exhibit 10.2

CERTIFICATE No. _________

STOCK OPTION CERTIFICATE

This Stock Option is granted by

ANGION BIOMEDICA CORP.

to

Name: [_____________] ("Optionee")

Address: [_______________]

      [_______________]

in accordance with and pursuant to the terms of the 2002 Stock Option Plan (the "Plan") of ANGION BIOMEDICA CORP., a Delaware corporation (the "Company").

The terms of the Plan are incorporated by reference and shall be considered to be a part of this Stock Option Certificate. A copy of the Plan is attached hereto as Exhibit A.

The terms of the Stock Option granted to you include the following:

1.          Grant. On [_________], the Board of Directors of the Company granted to the Optionee an Incentive Stock Option (the "Stock Option") to purchase all or any part of an aggregate of [__________] ([______]) shares (the "Option Shares") of the Common Stock, $0.01 value (the "Common Stock"), of the Company, at an exercise price of $[______] per share, subject to adjustment in accordance with the terms and conditions set forth in the Plan.

2.          Vesting; Termination. 2.1 This Stock Option shall expire at 5:00 p.m., New York time, on [___________], subject to earlier termination as provided in the Plan. The Stock Options shall be exercisable only to the extent the Optionee is vested therein. This Stock Option shall vest and be exercisable (provided the Optionee is then in the employ or service of the Company or is otherwise eligible as provided in the Plan) in whole or in part as to the following number of Option Shares (subject to adjustment in accordance with Section 12 of the Plan):

Number of Total Option Shares	When Option Shares Become Exercisable
[_____]	[__________]
[_____]	[__________]
[_____]	[__________]
[_____]	[__________]

2.2 Upon an event of a Change of Control of the Company (as defined in Section 8.4 of the Plan), all Option Shares not yet vested and exercisable shall immediately vest and become exercisable to the extent otherwise provided for in this Certificate.

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3.          Exercise Procedure This Stock Option may be exercised by giving written notice to the Company in the form attached hereto as Exhibit B stating the number of Option Shares to be purchased and by concurrently tendering payment by check or wire transfer. Upon exercise and payment, and the Optionee entering into a Stockholders Agreement with respect to the Option Shares, the stock certificate for the purchased Option Shares shall be issued within five (5) business days as fully-paid and non-assessable shares of the Common Stock of the Company.

4.          Rights.  The Optionee shall not have any rights to dividends, voting or other rights of a stockholder with respect to any Option Shares until a stock certificate for such Option Shares shall have been issued to the Optionee. The Optionee acknowledges the grant of the Option herein does not confer on the Optionee any rights with respect to the continuation of the Optionee's employment with the Company or to interfere with the right of the Company to terminate such employment, which employment is subject to a separate Employment, Confidential Information and Invention Assignment Agreement between the Optionee and the Company (the "Employment/Confidential Agreement").

5.          Non-Transferable.  This Certificate and the Stock Option granted herein are not transferable by the Optionee, and shall be exercised only by the Optionee. Any transfer in violation of this Section may, at the Company's discretion result in the termination of the Option and cancellation of the unexercised Option Shares.

6.          Entire Agreement.  This Certificate and the Plan constitute the entire agreement between the Optionee and the Company with respect to the Option granted herein, and supersedes any prior agreement (written or oral) as to the subject matter herein; however, this Certificate shall not affect the Employment/Confidential Agreement

7.          Binding.  This Certificate and the Plan shall be binding upon the Company and the Optionee with respect to the Option herein.

8.          Governing Law.  This Certificate shall be governed by and constituted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, Angion Biomedica Corp. has hereunto set its hand on the [_____] day of [_________, ____]

ANGION BIOMEDICA CORP.

By:

Name:___________________

Title: ___________________

Agreed to:

____________________________

  [_____________________]

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